Exhibit 99.2

ACQUISITION OF PSB HOLDINGS, INC. (OTC: PSBQ) INVESTOR PRESENTATION May 19, 2026 TICKER: BFC (NASDAQ)

LEGAL DISCLOSURE

Forward Looking Statements

This presentation contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger with PSB Holdings, Inc. ("PSB"), the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First Corporation's ("Bank First") capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of PSB's business into Bank First, (5) the failure to obtain the necessary approval by the shareholders of PSB, (6) the amount of the costs, fees, expenses and charges related to the merger, (7) the ability of the parties to obtain required governmental approvals of the merger on expected terms or in a timely manner, or at all, (8) reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the merger, (10) the risk that the integration of PSB'S operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Bank First's issuance of additional shares of its common stock in the merger, (13) the successful integration of the recently completed acquisition of Centre 1 Bancorp, Inc., and (14) general competitive, economic, political and market conditions. Many of these factors are beyond Bank First's and People's ability to control or predict. Other relevant risk factors may be detailed from time to time in Bank First's press releases and filings with the Securities and Exchange Commission (the "SEC"). Consequently, no forward-looking statement can be guaranteed. Neither Bank First nor PSB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For any forward-looking statements made in this presentation or any related documents, Bank First and PSB claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information about the Merger and Where to Find It

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer or solicitation would be unlawful.

In connection with the proposed merger, Bank First will file with the SEC a registration statement on Form S-4 that will include a proxy statement of PSB and a prospectus of Bank First, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BANK FIRST, PSB AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of PSB seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by Bank First through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by Bank First will also be available free of charge on the Investor Relations page of Bank First's website at https://ir.bankfirst.com/financials/sec-filings/default.aspx, or by directing a written request to Bank First Corporation, P.O. Box 10, Manitowoc, Wisconsin 54221-0010, Attn: Kelly Dvorak. Bank First's telephone number is (920) 652-3100.

Participants in the Transaction

Bank First, PSB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PSB in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Bank First and its directors and officers may be found on Bank First's Shareholder Services page at www.bankfirst.com and in BFC's proxy statement filed with the SEC on April 14, 2026.

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BUILDING A PREMIER MIDWEST FRANCHISE

Pro Forma Entity	Transaction Impact
$7.6bn Assets	**~14%** '27 EPS Accr.
$5.6bn Loans	**1.0%** TBV Dilution
$6.3bn Deposits	**0.25 yr.** TBV Dilution Earnback
~$665mm Tangible Common Equity at Close[1 2]	**1.9%** '27E Pro Forma ROAA
50 Branches	**11.1%** CET1 Ratio at Close



Minocqua
Eagle River
Rhinelander
Wausau
Wausau
Marathon
Wausau
Weston
Shawano
Clintonville
Sturgeon Bay
Howard
Stevens Point
Iola
Bellevue
Denmark
Waupaca
Appleton
Mishicot
Reedsville
Two Rivers
Oshkosh
Wautoma
Valders
Manitowoc
Tomah
Kiel
Fond du Lac
Sheboygan
Plymouth
Poynette
Pardeeville
Cedarburg
Watertown
West Allis
Milwaukee
Cambridge
Waukesha
Janesville
Clinton
Darien
Monroe
Beloit
Delavan
Walworth
Rockton
Roscoe
Winnebago
Peoples
BankFirst

1) Estimated tangible common equity at closing inclusive of purchase accounting marks and one-time merger expenses
2) Reflects non-GAAP financial metric
Note: Financial data as of March 31, 2026; Estimated financial impact is presented for illustrative purposes only; Branch count includes full-service brick and mortar branches
Source: S&P Capital IQ Pro

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4 PSB Financial Highlights ▪ PSB Holdings, Inc. (“PSB”), the holding company for Peoples State Bank, was founded in 1962 and is headquartered in Wausau, Wisconsin ▪ Operates primarily across central and northern Wisconsin, maintaining a network of 12 full - service banking locations and a strong regional presence ▪ Balanced loan portfolio with a focus on commercial lending, including 45% CRE and 13% C&I loans ▪ Established core deposit franchise with total deposits of $1.2B supported by a stable, relationship - based funding mix OVERVIEW OF PSB HOLDINGS, INC. 13.51% CET1 Ratio¹ 3.45% NIM $1.5bn Assets 9.97% Leverage Ratio¹ 6.12% Yield on Loans $1.1bn Loans 23.8% NIB / Deposits 2.01% Cost of Deposits $1.2bn Deposits Company Description 1) Bank - level call report data as of March 31, 2026 Note: Consolidated financials shown as of March 31, 2026 Source: S&P Capital IQ Pro, Company documents

5 • Elevates our Wisconsin deposit market share from #7 to #6, strengthening our competitive standing • Merges two highly compatible franchises with a shared commitment to community banking and relationship - driven service • Capitalizes on an expanded Wisconsin footprint to accelerate growth and capture new revenue opportunities TRANSACTION HIGHLIGHTS • Projected EPS accretion of 14.2% and 12.0% in 2027 and 2028, respectively • 1.0% TBV dilution at closing with an estimated earn back of 0.25 year using the crossover method • Projected 18%+ internal rate of return exceeds internal targets • Bolsters core deposit liquidity to fuel Bank First’s organic growth initiatives • Shared values and highly compatible credit cultures • Completed comprehensive due diligence process • Identified, compelling (35%) cost savings opportunities • Experienced acquirer with proven integration framework to realize transaction value Financially Attractive Strategically Compelling Low Risk Transaction

EXPANSION IN SOUTHERN WISCONSIN AND ENTRY TO NORTHERN WISCONSIN 6 Note: Deposit market share data as of June 30, 2025; Branch count includes full - service brick and mortar branches Source: S&P Capital IQ Pro Rank Institution Branch Count Dep.($M) MKT Share(%) 1 Bank of Montreal 3 1,505 28.8 2 PSB Holdings Inc. (WI) 5 792 15.2 3 River Valley Bancorp. Inc. (WI) 5 705 13.5 4 Associated Banc-Corp (WI) 2 577 11.0 5 Abby Bancorp (WI) 4 355 6.8 6 Nicolet Bankshares Inc. (WI) 3 332 6.4 7 U.S. Bancorp (MN) 3 205 3.9 8 Bosshard Financial Group Inc. (WI) 3 199 3.8 9 Marathon Bancorp (WI) 3 156 3.0 10 Stratford Bancshares (WI) 2 150 2.9 Top 10 Institutions 33 4,975 95.3 Total For Institutions In Market 43 5,220 100.0 County of Marathon, WI June 2025 Rank Institution Branch Count Dep.($M) MKT Share(%) 1 Associated Banc-Corp (WI) 2 278 24.2 2 Bank of Montreal 3 234 20.4 3 PSB Holdings Inc. (WI) 2 200 17.4 4 River Valley Bancorp. Inc. (WI) 1 176 15.4 5 Nicolet Bankshares Inc. (WI) 2 159 13.9 6 U.S. Bancorp (MN) 1 92 8.0 7 Forward MHC (WI) 1 8 0.7 Total For Institutions In Market 12 1,148 100.0 County of Oneida, WI June 2025

MRQ Pro Forma ¹ Yield on Loans: 5.77% Yield on Loans: 6.12% Yield on Loans: 5.84% Cost of Deposits: 1.59% Cost of Deposits: 2.01% Cost of Deposits: 1.67% Loan Composition Deposit Composition 25% 10% 34% 16% 6% 8% 3% 1-4 Multi CRE C&I C&D Farm + Ag. Cons. + Other 26% 6% 45% 13% 8% 1% 1% 25% 9% 36% 15% 6% 6% 2% 24% 15% 37% 18% 6% 29% 12% 42% 13% 5% 30% 11% 43% 12% 4% Nonint. Bearing Trans. MMDA + Savings Retail Jumbo 7 PRO FORMA LOAN & DEPOSIT MIX 1) Loan composition and balances exclude purchase accounting adjustments Note: Totals may not equal 100% due to rounding; Loan and deposit composition as of March 31, 2026 bank - level regulatory filings Source: S&P Capital IQ Pro $4.5B $5.1B $1.1B $1.2B $5.6B $6.3B

TRANSACTION SUMMARY ▪ Bank First Corporation (“Bank First”) ▪ Manitowoc, WI ▪ Established 1894 Buyer ▪ PSB Holdings, Inc. (“PSB”) ▪ Wausau, WI ▪ Established 1962 Seller ▪ 100% Stock consideration ▪ 0.3470 x Exchange ratio Consideration ▪ $ 202.9 million in aggregate² ▪ $ 49.85 implied per share transaction value Transaction Value¹ ▪ 163% of Tangible Book Value per share ▪ 14.1x LTM Earnings per share ▪ 7.4 x 2027 Estimated Earnings per share + 35% Cost Savings ▪ 8.0 % Premium on core deposits³ ▪ Pay - to - Trade ratio of 53% ⁴ Valuation Multiples¹ ▪ 89% Bank First / 11% PSB Pro Forma Ownership ▪ Q4 2026 Expected Closing 8 1) Transaction value and valuation multiples are based on BFC’s closing share price of $143.66 as of May 18, 2026 and PSB’s March 31, 2026 financial data 2) Based on PSB’s common shares outstanding of 4,020,508 (inclusive of 7,656 RSUs vested and converted to common shares at closing) and 95,202 options cashed out with merger consideration 3) Core deposits exclude certificates of deposits greater than $100,000 per call report data 4) Pay - to - Trade defined as the transaction TBV multiple divided by BFC’s standalone TBV multiple

9 FINANCIAL IMPACT ▪ Cost savings of 35.0% of PSB’s expense base ($14.8 million fully - phased in) ▪ 90% phased - in during 2027, 100% thereafter ▪ $23.0 million in estimated pre - tax deal expenses, fully realized in pro forma tangible book value estimate at closing ▪ Loan credit mark of 2.68% estimated gross loans at closing, or $31.8 million ▪ Loan interest rate mark of 1.76% estimated gross loans at closing, or $20.9 million (75% of mark is accreted into earnings over 2.9 years SYD) ▪ 75% of PSB’s pre - tax loss on AFS securities of $17.0 million accreted through earnings over 6.7 years SYD ▪ HTM securities mark of $9.6 million (75% of mark accreted over 6.7 years SYD) ▪ Mortgage servicing write - up of $1.6 million ▪ Other borrowings mark - up of $0.8, amortized through earnings over remaining term ▪ Core deposit intangible of 3.00%, amortized over 10 years SYD Key Assumptions ▪ 14.2% in 2027 ▪ 12.0% in 2028 Projected EPS Accretion ▪ TBV dilution of 1.0% at closing ▪ 0.25 year TBVPS dilution earnback (crossover method) Projected TBV Impact ▪ 18%+ IRR, above internal targets Internal Rate of Return ▪ 8.8% tangible common equity / tangible assets ▪ 9.2% leverage ratio Expected Pro Forma Capital Levels at Closing

Note: Completion date shown for past acquisitions Source: S&P Capital IQ Pro 10 Total Assets ($B) DEMONSTRATED M&A EXPERIENCE Acquisition Tomah Bancshares May 2020 $183 M Assets Acquisition Partnership Community Bancshares July 2019 $310 M Assets Acquisition Denmark Bancshares August 2022 $681 M Assets Acquisition Hometown Bancorp February 2023 $654 M Assets Acquisition PSB Holdings Anticipated Q4 2026 $1.5B Assets Acquisition Waupaca Bancorporation October 2017 $ 429M Assets Acquisition Centre 1 Bancorp January 2026 $1.5B Assets

0 DRIVING EARNINGS PER SHARE GROWTH 11 1) BFC closed UFS sale on October 1, 2023 and recorded a $39 million pre - tax gain Note: 2026E and 2027E are median consensus analyst estimates as of May 18 , 2026 Source: S&P Capital IQ Pro Earnings Per Share ($) 2027E EPS Accretion from PSB Acquisition of 14.2% or $1 .47 per share

EXCEPTIONAL TOTAL RETURN PERFORMANCE 12 Note: Market data as of May 18, 2026 Source: S&P Capital IQ Pro Total Return Performance Since December 31, 2016

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